Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of WESCO International, Inc. of our report dated February 24, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in WESCO International, Inc.’s Annual Report on From 10-K for the year ended December 31, 2019.
/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
September 28, 2020